Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Media Relations:	Investor Relations:
	Sheri Woodruff	John Roselli
	610-893-9555 Office	610-893-9559 Office
	609-933-9243 Mobile	john.roselli@tycoelectronics.com
	swoodruff@tycoelectronics.com	Keith Kolstrom
610-893-9551 Office
keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS REPORTS STRONG FISCAL SECOND QUARTER RESULTS

Second Quarter Results

•                  Net Sales of $2.96 Billion Increased 27 Percent Year-Over-Year and 2 Percent Sequentially

•                  GAAP Operating Income of $398 Million; Adjusted Operating Income of $410 Million, Up From $72 Million in Prior-Year Period and a 24 Percent Increase Sequentially; Adjusted Operating Margin of 13.9 Percent

•                  Diluted Earnings Per Share From Continuing Operations (GAAP EPS) of $0.66; Adjusted EPS of $0.64, Up From $0.14 in Prior-Year Period and a 36 Percent Increase Sequentially

•                  Cash From Continuing Operations of $500 Million; Free Cash Flow of $422 Million

Third Quarter and Full Year Outlook

•                  Company Expects Third Quarter Sales of $3.0 to $3.1 Billion, Up 20 to 24 Percent Year-Over-Year

•                  Third Quarter GAAP EPS Expected to be $0.56 to $0.60; Adjusted EPS Expected to be $0.61 to $0.65, Compared to $0.17 in Prior-Year Quarter

•                  Full Year Sales Expected to be $11.8 to $12.0 Billion, Up 15 to 17 Percent Year-Over-Year

•                  Full Year GAAP EPS Expected to be $2.12 to $2.20; Adjusted EPS Expected to be $2.32 to $2.40, Compared to $0.83 in the Prior Year

SCHAFFHAUSEN, Switzerland – Apr. 28, 2010 – Tyco Electronics Ltd. (NYSE: TEL) today reported results for the fiscal second quarter ended Mar. 26, 2010.  The company reported a net sales increase of 27 percent year-over-year, and 2 percent sequentially, to $2.96 billion.  GAAP EPS were $0.66 for the quarter, compared to a loss per share of $7.07 in the prior-year period.  Included in the GAAP EPS were $0.02 per share of restructuring and other charges and $0.04 per share of income related to tax items.  This compares to $7.21 per share of net charges in the prior-year quarter.  Adjusted EPS were $0.64 in the quarter, compared to $0.14 in the prior-year quarter.

“We had an outstanding second quarter,” said Tyco Electronics Chief Executive Officer Tom Lynch.  “Sales were up 27 percent year-over-year as we capitalized on continued strength in the consumer markets served by our Electronic Components segment.  We improved our adjusted operating margin to 13.9 percent and generated a half billion dollars of cash from operations, with $422 million of free cash flow.

“I am encouraged by the strength of demand in most of our end markets and pleased with our progress in improving operating margins.  We now expect sales to be in the $3.0 to $3.1 billion range per quarter for the balance of the year, and expect our operating margins to remain above 13 percent in the second half of the year.”

The following discussion includes non-GAAP financial measures which are described at the end of this press release.  For a reconciliation of these non-GAAP financial measures, see the attached tables.  All dollar amounts are pre-tax and stated in millions.

				% Change	% Change
($ in millions)	Mar 26, 2010	Dec 25, 2009	Mar 27, 2009	Sequential	YoY
Net Sales	$2,957	$2,892	$2,337	2%	27%
Operating Income (Loss)	$398	$269	$(3,797)	48%	NM
Restructuring and Other Charges	$(12)	$(63)	$(187)
Impairment of Goodwill	$0	$0	$(3,547)
Other Items	$0	$0	$(135)
Adjusted Operating Income	$410	$332	$72	24%	469%
Operating Margin	13.5%	9.3%	NM
Adjusted Operating Margin	13.9%	11.5%	3.1%

Sales grew 27 percent compared to the prior-year quarter and 2 percent sequentially.  Organically, sales increased 23 percent compared to the prior year and 5 percent sequentially.  By segment, and on an organic basis, sales in the Electronic Components segment increased 7 percent sequentially, with broad-based growth in consumer and industrial markets.  Sales in the Specialty Products segment grew 6 percent sequentially, primarily reflecting growth in aerospace and defense and touch systems markets.  Sales declined 1 percent sequentially in the Network Solutions segment due to a seasonal decline in the energy market.  In the Subsea Communications segment, sales increased 4 percent sequentially.

The adjusted operating margin improved to 13.9 percent, compared to 11.5 percent in the prior quarter and 3.1 percent a year ago. The year-over-year operating margin improvement was due to volume increases in Electronic Components, productivity gains, cost reductions initiated in 2009 and a favorable sales mix.

CASH FLOW

Cash from continuing operations was $500 million during the quarter, compared to $461 million in the year-ago period.  Free cash flow was $422 million, compared to $370 million in the prior-year period.  The increase in free cash flow was primarily driven by higher income levels.

ORDERS

Total company orders increased 51 percent compared to the prior year and 3 percent sequentially.  The book-to-bill ratio was 1.03 in the quarter.  Excluding the company’s Subsea Communications segment, which is a project-oriented business with uneven order patterns, orders increased 56 percent year-over-year and 3 percent sequentially and the book-to-bill ratio was 1.10.

ADDITIONAL ITEM

At the company’s Annual General Meeting of Shareholders held on March 10, 2010, shareholders approved a quarterly dividend of $0.16 per share for the four fiscal quarters beginning with the third quarter of 2010, subject to required filings with the Swiss Commercial Register.

THIRD QUARTER AND FULL YEAR FISCAL 2010 OUTLOOK

For the third quarter, the company expects sales of $3.0 to $3.1 billion, an increase of 20 to 24 percent over the prior-year period.  GAAP operating income is expected to be $365 to $390 million, which includes restructuring and other charges of approximately $30 million.  Adjusted operating income is expected to be $395 to $420 million.  GAAP EPS are expected to be $0.56 to $0.60, including restructuring and other charges of approximately $0.05 per share.  Adjusted EPS are expected to be $0.61 to $0.65, compared to adjusted EPS of $0.17 in the prior-year period.

For the full fiscal year, the company expects sales of $11.8 to $12.0 billion, an increase of 15 to 17 percent over the prior year.  GAAP EPS are expected to be $2.12 to $2.20, including restructuring and other charges of approximately $0.20 per share.  Adjusted EPS are expected to be $2.32 to $2.40, compared to adjusted EPS of $0.83 in the prior-year period.  This outlook assumes current foreign exchange rates.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions,

specialty products and subsea communication systems, with fiscal 2009 sales of $10.3 billion to customers in more than 150 countries. We design, manufacture and market products for customers in a broad array of industries including automotive; data communication systems and consumer electronics; telecommunications; aerospace, defense and marine; medical; energy; and lighting. With approximately 7,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage. More information on Tyco Electronics can be found at http://www.tycoelectronics.com/.

CONFERENCE CALL AND WEBCAST

•       The company will hold a conference call for investors today beginning at 8:30 a.m. EDT.

•       Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of Tyco Electronics’ website: http://investors.tycoelectronics.com.

•     For both “listen-only” telephone participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 230-1092.  The telephone dial-in number for participants outside the United States is (612) 288-0337.

•       An audio replay of the conference call will be available beginning at 10:30 a.m. on April 28, 2010 and ending at 11:59 p.m. on May 5, 2010.  The dial-in number for participants in the United States is (800) 475-6701.  For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 148770.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax (Expense) Benefit,” “Adjusted Income from Continuing Operations,”  “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures.  Organic Sales Growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  The limitation of this measure is that it excludes items that have an impact on the company’s sales.  This limitation is best addressed by using organic sales growth in combination with the GAAP results. See the accompanying tables to this press release for the reconciliation presenting the components of Organic Sales Growth.

The company has presented its operating income before special items including charges related to legal settlements and reserves, restructuring charges, impairment charges, and other income or charges (“Adjusted Operating Income”).  The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions.  It is also a significant component in the company’s incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges, and other income or charges that may mask the underlying operating results and/or business trends.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company has presented its operating margin before special items including charges related to legal settlements and reserves, restructuring charges, impairment charges, and other income or charges (“Adjusted Operating Margin”).  The company presents Adjusted Operating Margin before special items to give investors a perspective on the underlying business results.  Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company’s financial statements, it is difficult to include the impact of those items in the forecast.

The company has presented other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns (“Adjusted Other Income, Net”). The company presents Adjusted Other Income, Net as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented income tax (expense) benefit after adjusting for the tax effect of special items including charges related to restructuring, impairment charges, and other income or charges, and certain significant special tax items (“Adjusted Income Tax (Expense) Benefit”).  The company presents Adjusted Income Tax (Expense) Benefit to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).  The difference between Adjusted Income Tax (Expense) Benefit and income tax (expense) benefit (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax (expense) benefit. This limitation is best addressed by using Adjusted Income Tax (Expense) Benefit in combination with income tax (expense) benefit (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented income from continuing operations attributable to Tyco Electronics Ltd. before special items including charges related to legal settlements and reserves, restructuring charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns, certain significant special tax items, other income or charges, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”).  The company presents Adjusted Income from Continuing Operations as it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  Adjusted Income from Continuing Operations provides additional information regarding the company’s underlying operating results, trends and the comparability of these results between periods.  The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) consists of the impact of charges related to legal settlements and reserves, restructuring charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns, certain significant special tax items, other income or charges, and, if applicable, related tax effects.  The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company’s reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

The company has presented diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. before special items, including charges related to legal settlements and reserves, restructuring charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns, certain significant special tax items, other income or charges, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). The company presents Adjusted Earnings Per Share because it believes that it is appropriate for investors to consider results excluding these items in addition to its results in accordance with GAAP.  The company believes such a measure provides a picture of its results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to Tyco Electronics Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

 “Free Cash Flow” (FCF) is a useful measure of the company’s cash generation which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the amount that management employs to measure cash that is free from any significant existing obligation.  The difference reflects the impact from:

•                  net capital expenditures,

•                  voluntary pension contributions, and

•                  cash impact of special items.

Net capital expenditures are subtracted because they represent long-term commitments.  Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions.  In addition, the company’s forecast excludes the cash impact of special items because the company cannot predict the amount and timing of such items.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow results.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.  See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

Because the company does not predict the amount and timing of special items that might occur in the future, and its forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, the company does not provide reconciliations to GAAP of its forward-looking financial measures.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law.  The forward-looking statements in this release include statements addressing our future financial condition and operating results.  Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as developments in the credit markets; conditions affecting demand for products, particularly the automotive industry and the telecommunications, computer and consumer electronics industries; future goodwill impairment; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; political, economic and military instability in countries in which we operate; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2009 and Quarterly Report on Form 10-Q for the quarterly period ended Dec. 25, 2009, as well as in Tyco Electronics’ Current Reports on Form 8-K and other reports filed by Tyco Electronics with the Securities and Exchange Commission.

# # #

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 26,	March 27,	March 26,	March 27,
	2010	2009	2010	2009
	(in millions, except per share data)

Net sales	$2,957	$2,337	$5,849	$5,050
Cost of sales	1,999	1,803	4,050	3,792
Gross margin	958	534	1,799	1,258
Selling, general, and administrative expenses	406	329	774	740
Research, development, and engineering expenses	142	131	280	275
Pre-separation litigation charges, net	—	135	—	144
Restructuring and other charges, net	12	189	78	266
Impairment of goodwill	—	3,547	—	3,547
Operating income (loss)	398	(3,797)	667	(3,714)
Interest income	6	3	10	9
Interest expense	(38)	(41)	(77)	(83)
Other income, net	75	3	83	2
Income (loss) from continuing operations before income taxes	441	(3,832)	683	(3,786)
Income tax (expense) benefit	(135)	594	(204)	580
Income (loss) from continuing operations	306	(3,238)	479	(3,206)
Income (loss) from discontinued operations, net of income taxes	—	1	—	(66)
Net income (loss)	306	(3,237)	479	(3,272)
Less: net income attributable to noncontrolling interests	(2)	(1)	(3)	(3)
Net income (loss) attributable to Tyco Electronics Ltd.	$304	$(3,238)	$476	$(3,275)

Amounts attributable to Tyco Electronics Ltd.:
Income (loss) from continuing operations	$304	$(3,239)	$476	$(3,209)
Income (loss) from discontinued operations	—	1	—	(66)
Net income (loss)	$304	$(3,238)	$476	$(3,275)

Basic earnings (loss) per share attributable to Tyco Electronics Ltd.:
Income (loss) from continuing operations	$0.67	$(7.07)	$1.04	$(6.99)
Income (loss) from discontinued operations	—	—	—	(0.15)
Net income (loss)	$0.67	$(7.07)	$1.04	$(7.14)

Diluted earnings (loss) per share attributable to Tyco Electronics Ltd.:
Income (loss) from continuing operations	$0.66	$(7.07)	$1.03	$(6.99)
Income (loss) from discontinued operations	—	—	—	(0.15)
Net income (loss)	$0.66	$(7.07)	$1.03	$(7.14)

Weighted-average number of shares outstanding:
Basic	457	458	458	459
Diluted	461	458	461	459

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 26,	September 25,
	2010	2009
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$1,839	$1,521
Accounts receivable, net of allowance for doubtful accounts of $41 and $48, respectively	2,042	1,975
Inventories	1,550	1,435
Prepaid expenses and other current assets	527	487
Deferred income taxes	153	161
Total current assets	6,111	5,579
Property, plant, and equipment, net	2,896	3,111
Goodwill	3,175	3,160
Intangible assets, net	397	407
Deferred income taxes	2,539	2,518
Receivable from Tyco International Ltd. and Covidien plc	1,210	1,211
Other assets	224	234
Total Assets	$16,552	$16,220

Liabilities and Shareholders’ Equity
Current Liabilities:
Current maturities of long-term debt	$101	$101
Accounts payable	1,304	1,068
Accrued and other current liabilities	1,713	1,243
Deferred revenue	162	203
Total current liabilities	3,280	2,615
Long-term debt	2,313	2,316
Long-term pension and postretirement liabilities	1,089	1,129
Deferred income taxes	174	188
Income taxes	2,365	2,312
Other liabilities	535	634
Total Liabilities	9,756	9,194
Commitments and contingencies
Shareholders’ Equity:
Common shares, 468,215,574 shares authorized and issued, CHF 2.09 par value, at March 26, 2010; 468,215,574 shares authorized and issued, CHF 2.43 par value, at September 25, 2009	599	1,049
Contributed surplus	8,137	8,135
Accumulated deficit	(1,798)	(2,274)
Treasury shares, at cost, 14,699,794 and 9,425,172 shares, respectively	(467)	(349)
Accumulated other comprehensive income	317	455
Total Tyco Electronics Ltd. shareholders’ equity	6,788	7,016
Noncontrolling interests	8	10
Total Shareholders’ Equity	6,796	7,026
Total Liabilities and Shareholders’ Equity	$16,552	$16,220

TYCO ELECTRONICS LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 26,	March 27,	March 26,	March 27,
	2010	2009	2010	2009
	(in millions)
Cash Flows From Operating Activities:
Net income (loss)	$306	$(3,237)	$479	$(3,272)
(Income) loss from discontinued operations, net of income taxes	—	(1)	—	66
Income (loss) from continuing operations	306	(3,238)	479	(3,206)
Adjustments to reconcile net cash provided by operating activities:
Impairment of goodwill	—	3,547	—	3,547
Non-cash restructuring and other charges, net	(3)	13	16	23
Depreciation and amortization	128	125	266	252
Deferred income taxes	102	(609)	155	(679)
Provision for losses on accounts receivable and inventories	5	11	—	38
Tax sharing income	(75)	(3)	(83)	(5)
Other	18	16	38	34
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(70)	337	(146)	832
Inventories	(109)	323	(129)	207
Inventoried costs on long-term contracts	(5)	(31)	(25)	(59)
Prepaid expenses and other current assets	(1)	61	26	215
Accounts payable	98	(345)	260	(544)
Accrued and other current liabilities	101	201	4	(156)
Income taxes	—	6	—	28
Deferred revenue	(12)	(7)	(40)	(59)
Other	17	54	9	25
Net cash provided by continuing operating activities	500	461	830	493
Net cash used in discontinued operating activities	—	(37)	—	(36)
Net cash provided by operating activities	500	424	830	457
Cash Flows From Investing Activities:
Capital expenditures	(81)	(94)	(157)	(209)
Proceeds from sale of property, plant, and equipment	3	3	5	7
Acquisition of business, net of cash acquired	(55)	—	(55)	—
Proceeds from divestiture of discontinued operations, net of cash retained by operations sold	—	6	—	29
Proceeds from divestiture of businesses, net of cash retained by businesses sold	—	6	12	6
Other	(2)	1	(4)	(3)
Net cash used in continuing investing activities	(135)	(78)	(199)	(170)
Net cash used in discontinued investing activities	—	(1)	—	(2)
Net cash used in investing activities	(135)	(79)	(199)	(172)
Cash Flows From Financing Activities:
Net decrease in commercial paper	—	(249)	—	(649)
Proceeds from long-term debt	—	251	—	442
Repayment of long-term debt	—	(100)	—	(119)
Repurchase of common shares	(147)	—	(165)	(152)
Payment of common share dividends and cash distributions to shareholders	(72)	(73)	(146)	(147)
Transfer to discontinued operations	—	(32)	—	(32)
Other	(1)	—	(2)	(3)
Net cash used in continuing financing activities	(220)	(203)	(313)	(660)
Net cash provided by discontinued financing activities	—	37	—	37
Net cash used in financing activities	(220)	(166)	(313)	(623)
Effect of currency translation on cash	(1)	(2)	—	(26)
Net increase (decrease) in cash and cash equivalents	144	177	318	(364)
Less: net decrease in cash and cash equivalents related to discontinued operations	—	1	—	1
Cash and cash equivalents at beginning of period	1,695	549	1,521	1,090
Cash and cash equivalents at end of period	$1,839	$727	$1,839	$727

Supplemental Cash Flow Information:
Income taxes paid, net of refunds	$32	$10	$48	$72

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$500	$461	$830	$493
Capital expenditures, net	(78)	(91)	(152)	(202)
Free cash flow (1)	$422	$370	$678	$291

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended					For the Six Months Ended
	March 26,		March 27,			March 26,		March 27,
	2010		2009			2010		2009
	($ in millions)
Net Sales:
Electronic Components	$1,984		$1,280			$3,895		$2,905
Network Solutions	394		402			816		858
Specialty Products	371		346			729		713
Subsea Communications	208		309			409		574
Total	$2,957		$2,337			$5,849		$5,050

Operating Income (Loss):
Electronic Components	$262	13.2%	$(3,654)	NM	(1)	$425	10.9%	$(3,672)	NM	(1)
Network Solutions	42	10.7%	21	5.2%		62	7.6%	65	7.6%
Specialty Products	49	13.2%	(83)	NM	(1)	100	13.7%	(55)	NM	(1)
Subsea Communications	45	21.6%	54	17.5%		80	19.6%	92	16.0%
Pre-separation litigation charges, net	—		(135)			—		(144)
Total	$398	13.5%	$(3,797)	NM	(1)	$667	11.4%	$(3,714)	NM	(1)

(1) Not meaningful.

TYCO ELECTRONICS LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended March 26, 2010						Net Sales for the
	versus Net Sales for the Quarter Ended March 27, 2009						Quarter Ended
	Organic (1)		Translation (2)	Divestiture	Total		March 26, 2010
	($ in millions)
Electronic Components (3):
Automotive	$433	77.8%	$55	$—	$488	90.4%	52%
DataComm	18	8.2	4	(7)	15	7.0	12
Industrial	47	29.4	9	—	56	35.0	11
Appliance	51	56.1	4	—	55	60.4	7
Computer	18	18.6	2	(1)	19	19.2	6
Consumer Devices	30	39.2	(1)	(7)	22	28.9	5
Other	46	45.8	4	(1)	49	49.0	7
Total	643	50.2	77	(16)	704	55.0	100%
Network Solutions (3):
Energy	(12)	(6.7)	12	(12)	(12)	(6.4)	45
Enterprise Networks	7	7.9	7	—	14	15.2	27
Service Providers	(17)	(15.1)	6	—	(11)	(9.4)	27
Other	—	5.9	1	—	1	20.0	1
Total	(22)	(5.7)	26	(12)	(8)	(2.0)	100%
Specialty Products (3):
Aerospace, Defense, and Marine	(13)	(8.0)	4	—	(9)	(5.6)	42
Touch Systems	5	6.4	3	—	8	9.8	24
Circuit Protection	26	67.2	3	—	29	74.4	18
Medical	(3)	(5.2)	—	—	(3)	(4.7)	16
Total	15	4.1	10	—	25	7.2	100%
Subsea Communications	(99)	(32.8)	(2)	—	(101)	(32.7)
Total	$537	23.0%	$111	$(28)	$620	26.5%

							Percentage of
							Segment’s Total
	Change in Net Sales for the Six Months Ended March 26, 2010						Net Sales for the
	versus Net Sales for the Six Months Ended March 27, 2009						Six Months Ended
	Organic (1)		Translation (2)	Divestiture	Total		March 26, 2010
	($ in millions)
Electronic Components (3):
Automotive	$663	50.8%	$127	$—	$790	63.0%	52%
DataComm	(19)	(4.0)	14	(18)	(23)	(4.9)	11
Industrial	33	9.5	20	—	53	15.1	10
Appliance	67	33.2	7	—	74	36.8	8
Computer	11	5.2	5	(3)	13	5.9	6
Consumer Devices	40	21.2	—	(20)	20	10.7	5
Other	52	23.5	14	(3)	63	28.3	8
Total	847	29.1	187	(44)	990	34.1	100%
Network Solutions (3):
Energy	(40)	(10.1)	30	(12)	(22)	(5.5)	47
Enterprise Networks	2	0.7	12	—	14	7.1	26
Service Providers	(50)	(20.5)	14	—	(36)	(14.6)	26
Other	—	3.1	2	—	2	18.2	1
Total	(88)	(10.5)	58	(12)	(42)	(4.9)	100%
Specialty Products (3):
Aerospace, Defense, and Marine	(39)	(11.9)	10	—	(29)	(9.0)	40
Touch Systems	6	3.4	6	—	12	7.3	24
Circuit Protection	35	35.4	5	—	40	40.8	19
Medical	(10)	(7.8)	3	—	(7)	(5.5)	17
Total	(8)	(1.4)	24	—	16	2.2	100%
Subsea Communications	(165)	(28.8)	—	—	(165)	(28.7)
Total	$586	11.6%	$269	$(56)	$799	15.8%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TYCO ELECTRONICS LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended March 26, 2010						Net Sales for the
	versus Net Sales for the Quarter Ended December 25, 2009						Quarter Ended
	Organic (1)		Translation (2)	Divestiture	Total		March 26, 2010
	($ in millions)
Electronic Components (3):
Automotive	$51	4.9%	$(38)	$—	$13	1.3%	52%
DataComm	14	6.6	(3)	—	11	5.0	12
Industrial	34	18.2	(6)	—	28	14.9	11
Appliance	18	14.1	(2)	—	16	12.3	7
Computer	4	3.5	—	—	4	3.5	6
Consumer Devices	(9)	(8.1)	(2)	—	(11)	(10.1)	5
Other	14	10.4	(2)	—	12	8.8	7
Total	126	6.6	(53)	—	73	3.8	100%
Network Solutions (3):
Energy	(10)	(5.2)	(6)	(12)	(28)	(13.7)	45
Enterprise Networks	—	0.3	(1)	—	(1)	(0.9)	27
Service Providers	6	4.9	(5)	—	1	1.0	27
Other	—	6.0	—	—	—	—	1
Total	(4)	(1.0)	(12)	(12)	(28)	(6.6)	100%
Specialty Products (3):
Aerospace, Defense, and Marine	12	7.9	(3)	—	9	6.3	42
Touch Systems	5	5.2	(2)	—	3	3.4	24
Circuit Protection	(1)	(1.0)	(1)	—	(2)	(2.9)	18
Medical	4	7.5	(1)	—	3	5.2	16
Total	20	5.6	(7)	—	13	3.6	100%
Subsea Communications	8	3.9	(1)	—	7	3.5
Total	$150	5.2%	$(73)	$(12)	$65	2.2%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 26, 2010

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Adjusted
	U.S. GAAP	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$262	$8	$—	$270
Network Solutions	42	—	—	42
Specialty Products	49	4	—	53
Subsea Communications	45	—	—	45
Total	$398	$12	$—	$410

Operating Margin	13.5%			13.9%

Other Income, Net	$75	$—	$(64)	$11

Income Tax Expense	$(135)	$(1)	$46	$(90)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$304	$11	$(18)	$297

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$0.66	$0.02	$(0.04)	$0.64

(1) Includes income tax expense related to certain proposed adjustments to prior year tax returns and the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien. Also includes an income tax benefit recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards.

(2) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 27, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Impairment of	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Goodwill	Net (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income (Loss):
Electronic Components	$(3,654)	$166	$3,435	$—	$(53)
Network Solutions	21	8	—	—	29
Specialty Products	(83)	12	112	—	41
Subsea Communications	54	1	—	—	55
Pre-separation litigation charges, net	(135)	—	—	135	—
Total	$(3,797)	$187	$3,547	$135	$72

Operating Margin	NM (4)				3.1%

Other Income, Net	$3	$—	$—	$—	$3

Income Tax (Expense) Benefit	$594	$(43)	$(523)	$—	$28

Income (Loss) from Continuing Operations Attributable to Tyco Electronics Ltd.	$(3,239)	$144	$3,024	$135	$64

Diluted Earnings (Loss) per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$(7.07)	$0.31	$6.60	$0.29	$0.14

(1) Includes $189 million recorded in net restructuring and other charges and a $2 million credit recorded in cost of sales.

(2) Consists of $135 million of costs related to the settlement of pre-separation securities litigation.

(3) See description of non-GAAP measures contained in this release.

(4) Not meaningful.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Six Months Ended March 26, 2010

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Adjusted
	U.S. GAAP	Charges, Net (1)	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$425	$52	$—	$477
Network Solutions	62	17	—	79
Specialty Products	100	4	—	104
Subsea Communications	80	2	—	82
Total	$667	$75	$—	$742

Operating Margin	11.4%			12.7%

Other Income, Net	$83	$—	$(64)	$19

Income Tax Expense	$(204)	$(17)	$46	$(175)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$476	$58	$(18)	$516

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$1.03	$0.13	$(0.04)	$1.12

(1) Includes $78 million recorded in net restructuring and other charges and a $3 million credit recorded in cost of sales.

(2) Includes income tax expense related to certain proposed adjustments to prior year tax returns and the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien. Also includes an income tax benefit recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards.

(3) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Six Months Ended March 27, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Impairment of	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Goodwill	Net (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income (Loss):
Electronic Components	$(3,672)	$208	$3,435	$—	$(29)
Network Solutions	65	27	—	—	92
Specialty Products	(55)	26	112	8	91
Subsea Communications	92	4	—	—	96
Pre-separation litigation charges, net	(144)	—	—	144	—
Total	$(3,714)	$265	$3,547	$152	$250

Operating Margin	NM (5)				5.0%

Other Income, Net	$2	$—	$—	$—	$2

Income Tax (Expense) Benefit	$580	$(66)	$(523)	$(3)	$(12)

Income (Loss) from Continuing Operations Attributable to Tyco Electronics Ltd.	$(3,209)	$199	$3,024	$149	$163

Diluted Earnings (Loss) per Share from Continuing Operations Attributable to Tyco Electronics Ltd. (4)	$(6.99)	$0.43	$6.57	$0.32	$0.35

(1) Includes $266 million recorded in net restructuring and other charges and a $1 million credit recorded in cost of sales.

(2) Consists of $8 million of costs related to a product liability matter from several years ago recorded in selling, general, and administrative expenses and $144 million of costs related to pre-separation securities litigation.

(3) See description of non-GAAP measures contained in this release.

(4) GAAP diluted shares excludes 1 million of non-vested restricted share awards and non-vested options as the inclusion of these securities would have been anti-dilutive. Such amounts are included in non-GAAP diluted shares.

(5) Not meaningful.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 25, 2009

(UNAUDITED)

		Adjustment
		Restructuring
		and Other	Adjusted
	U.S. GAAP	Charges, Net (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$163	$44	$207
Network Solutions	20	17	37
Specialty Products	51	—	51
Subsea Communications	35	2	37
Total	$269	$63	$332

Operating Margin	9.3%		11.5%

Other Income, Net	$8	$—	$8

Income Tax Expense	$(69)	$(16)	$(85)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$172	$47	$219

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$0.37	$0.10	$0.47

(1) Includes $66 million recorded in net restructuring and other charges and a $3 million credit recorded in cost of sales.

(2) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 26, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Adjusted
	U.S. GAAP	Charges, Net	(Non-GAAP) (1)
	($ in millions, except per share data)
Operating Income:
Electronic Components	$(82)	$46	$(36)
Network Solutions	31	15	46
Specialty Products	42	1	43
Subsea Communications	73	1	74
Total	$64	$63	$127

Operating Margin	2.6%		5.1%

Other Income, Net	$5	$—	$5

Income Tax Expense	$(3)	$(12)	$(15)

Income from Continuing Operations Attributable to Tyco Electronics Ltd.	$26	$51	$77

Diluted Earnings per Share from Continuing Operations Attributable to Tyco Electronics Ltd.	$0.06	$0.11	$0.17

(1) See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 25, 2009

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Impairment of	Tax	Other Items,	Adjusted
	U.S. GAAP	Charges, Net (1)	Goodwill	Items (2)	Net (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income (Loss):
Electronic Components	$(3,716)	$278	$3,435	$—	$—	$(3)
Network Solutions	133	56	—	—	—	189
Specialty Products	34	31	112	—	8	185
Subsea Communications	219	8	—	—	—	227
Pre-separation litigation charges, net	(144)	—	—	—	144	—
Total	$(3,474)	$373	$3,547	$—	$152	$598

Operating Margin	NM (6)					5.8%

Other Income (Expense), Net	$(48)	$—	$—	$86	$(22)	$16

Income Tax (Expense) Benefit	$576	$(87)	$(523)	$(46)	$(3)	$(83)

Income (Loss) from Continuing Operations Attributable to Tyco Electronics Ltd.	$(3,100)	$286	$3,024	$40	$130	$380

Diluted Earnings (Loss) per Share from Continuing Operations Attributable to Tyco Electronics Ltd. (5)	$(6.75)	$0.62	$6.57	$0.09	$0.28	$0.83

(1) Includes $375 million recorded in net restructuring and other charges and a $2 million credit recorded in cost of sales.

(2) Includes an income tax benefit primarily related to proposed adjustments to prior year tax returns, and charges to other expense pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) Consists of $144 million of costs related to the settlement of pre-separation securities litigation and $8 million of costs related to a product liability matter from several years ago recorded in selling, general, and administrative expenses. Also includes net gain related to retirement of debt of $19 million.

(4) See description of non-GAAP measures contained in this release.

(5) GAAP diluted shares excludes 1 million of non-vested restricted share awards and non-vested options as the inclusion of these securities would have been anti-dilutive. Such amounts are included in non-GAAP diluted shares.

(6) Not meaningful.